UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir.

Brea, CA 92821

(Address of principal executive offices and zip code)

(562) 727-7045

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 15, 2025, Ju Hwan Oh (John Oh) provided the board of directors (the “Board”) of Vestand Inc. (the “Company”), with his formal resignation as the Company’s Chief Financial Officer, effective September 15, 2025. Ju Hwan Oh’s resignation was not the result of any disagreement with the Company, its management, or the Board.

This Current Report on Form 8-K with respect to the resignation of Ju Hwan Oh as the Company’s Chief Financial Officer was inadvertently filed late. When the inadvertent lapse in filing was determined, the Company promptly filed this Current Report on Form 8-K.

Appointment of Chief Financial Officer and Chief Compliance Officer

On October 21, 2025, the Board formally appointed Jaeho Yoon as the Company’s Chief Financial Officer. Mr. Yoon had been assisting the Company with financial management and related duties prior to his formal appointment. On October 21, 2025, the Board also appointed Andrew Yun as the Company’s Chief Compliance Officer.

Jaeho Yoon, age 40

Mr. Yoon recently served as a senior manager in the corporate planning team of BGF EcoMaterials where he oversaw company-wide management reporting and managed subsidiaries in the U.S., China, and India. He also served as a manager in the new business development team of BGF Holdings. Mr. Yoon has also served as a senior consultant at Rolan Berger Strategic Consultants (Seoul) and as a consultant at Deloitte Consulting Southeast Asia. He obtained his Master of Business Administration from Keio Business School and his Bachelor of Business Administration from Yonsei University.

Andrew Yun, age 50

Mr. Yun, currently serves on the Company’s board of directors and was appointed to strengthen the Company’s internal controls, legal compliance, and corporate governance functions. Mr. Yun is the managing partner of Yun Law Group, and his practice is focused on all matters related to business, including business transactions, corporate governance, and mergers and acquisitions. Prior to founding Yun Law Group, Mr. Yun was senior legal counsel to the largest energy and electronics conglomerates in the world. Mr. Yun obtained his B.A. from Claremont McKenna College and his J.D. from Loyola Law School, Los Angeles.

There are no family relationships between Jaeho Yoon or Andrew Yun and any other director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Caution Regarding Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond the Company’s ability to control or estimate precisely. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon the Company. Forward looking statements in this report include statements regarding our ability to execute our growth strategy and the potential for our leadership to accomplish the goals we have set for them. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Additional information and factors that could cause actual results to differ materially from the Company’s expectations are contained in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov.

Item 9.01 - Financial Statements and Exhibit

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2025

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer